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                          INDEPENDENT AUDITOR'S CONSENT

We consent to the use in this Registration Statement on Form S-4 of our report, dated February 12, 2004 with respect to the consolidated financial statements of First Polk Bankshares, Inc. and subsidiary for the year ended December 31, 2003, appearing in the Proxy Statement/Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the caption "Experts" in such Proxy Statement/Prospectus.




                                   /s/ Mauldin & Jenkins, LLC

Atlanta, Georgia
July 9, 2004